Exhibit 10.12

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of September [—], 2012, by and among Pentair, Inc., a Minnesota corporation (“Assignor”), Pentair Ltd., a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“Assignee”) and [EXECUTIVE] (“Executive”).

WHEREAS, Assignor and Assignee are parties to the merger agreement, dated as of March 27, 2012 (the “Merger Agreement”), by and among Tyco International Ltd., a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“Tyco”), Assignee, Panthro Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of Assignee (“AcquisitionCo”), Panthro Merger Sub, Inc., a Minnesota corporation and a direct wholly-owned subsidiary of AcquisitionCo (“Merger Sub”), and Assignor, pursuant to which Merger Sub was merged with and into Assignor (the “Merger”) and, as a result of which, Assignor became an indirect wholly-owned subsidiary of Assignee;

WHEREAS, following the consummation of the Merger, Assignor no longer is a publicly-traded company and Assignee succeeded to Assignor’s filer status for purposes of the Securities Exchange Act of 1934, as amended;

WHEREAS, the board of directors of Assignor prior to the Merger, together with one director selected by Tyco and reasonably acceptable to Assignor, constitute the board of directors of Assignee;

WHEREAS, Assignor and Executive are parties to that certain Key Executive Employment and Severance Agreement dated [—] (as amended or otherwise modified from time to time, including by the Waiver described below, the “KEESA”);

WHEREAS, Assignor and Executive are parties to that certain letter agreement, dated as of March 27, 2012, by and between Assignor and Executive (the “Waiver”), in which Executive agreed to waive certain rights in respect of the Merger under the KEESA and Assignor’s 2008 Omnibus Stock Incentive Plan, as amended and restated; and

WHEREAS, Assignor desires to assign all of Assignor’s rights, title and interests in, to and under the KEESA to Assignee, and Assignee desires to accept such assignment and to assume all of Assignor’s obligations under the KEESA accruing from and after the Effective Time (as defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Assignment; Assumption. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and interest in, to and under the KEESA, as modified by the Waiver solely with respect to the Merger (the “Assigned Interest”), for the full benefit of Assignee from and after the Effective Time. Assignee hereby accepts the assignment from

Assignor of the Assigned Interest and hereby agrees to assume and perform all of Assignor’s obligations and responsibilities under the KEESA accruing from and after the Effective Time. Subject to Section 2, Assignee shall be substituted for Assignor under all provisions of the KEESA with effect from and after the Effective Time. Each director of Assignee on the date of this Agreement shall be deemed a “Continuing Director” under the KEESA.

2. Compensation. The parties agree that Assignee shall, or shall cause the subsidiary of Assignee (if any) that is responsible for the employment and compensation of Executive at the time of the termination of Executive’s employment, to pay or provide any compensation or benefits required under the KEESA.

3. Executive Consent. Executive hereby agrees that, in accordance with Section 19 of the KEESA and notwithstanding anything to the contrary contained in the KEESA, Executive hereby consents to the provisions of this Agreement.

4. Waiver. The parties acknowledge that the Waiver only applies in respect of the Change of Control (as defined in the KEESA) constituted by the Merger, and will not apply to any Change of Control of Assignee subsequent to the Merger. For this purpose, the grant of the Founders RSUs and Additional RSUs (as such terms are defined in the Waiver) shall be deemed to be made immediately after the consummation of the Merger.

5. Further Acts. The parties hereto agree to do, execute and deliver, or cause to be done, executed and delivered, all of such further acts, documents and instruments as necessary to carry out the intent of this Agreement.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

7. Modifications; Waivers. This Agreement shall not be modified, waived or terminated except pursuant to an agreement in writing signed by the party against whom such modification, waiver or termination is to be enforced.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

10. Counterparts. This Agreement may be executed in counterparts (and by different parties on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or PDF shall be as effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

PENTAIR, INC., Assignor

By:
Name:
Title:

PENTAIR LTD., Assignee

By:
Name:
Title:

By:
Name:
Title:

[EXECUTIVE], Executive

By:
Name:
Title: